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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
November 5, 2007

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 7.01      REGULATION FD DISCLOSURE

Global Green Solutions Inc. (GGRN) and the Florida Thoroughbred Breeders’ and Owners’ Association (FTBOA) have formed Florida Greensteam Equine Energy LLC (Equine Energy), a joint venture, to implement GGRN’s Global Greensteam in Ocala, Florida. Global Greensteam will convert horse muck biomass – the combination of horse manure and straw or wood chips – into renewable energy in the form of electrical power which will be sold to the local power grid.

GGRN and FTBOA are presently negotiating the terms of the definitive agreement which will govern the formation and operations of Equine Energy. The current agreement reflects the intent of the parties; however it is not binding and may not result in a definitive agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description

	99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 5th day of November, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY: ARNOLD HUGHES
Arnold Hughes
Principal Financial Officer, Principal Accounting
Officer and Treasurer